As filed with the Securities and Exchange Commission on February 3,
2004.

                                                      Registration No.
                                                                       -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                     (Exact name of issuer as specified in its charter)


                   Delaware                          91-1987288
      (State or other jurisdiction                (I.R.S. Employer
      of incorporation or organization            Identification No.)

      61 A Fawcett Road
      Coquitlam, British Columbia, Canada                      V3K 6V2
      ----------------------------------------             --------------
      (Address of Principal Executive Offices                 (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                              (Full Title of Plan)

                                Douglas Sinclair
                                61-A Fawcett Road
                   Coquitlam, British Columbia, Canada V3K 6V2
                     (Name and address of agent for service)

                                 (604) 526-5890
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed   Proposed
Title of                                 maximum    maximum
Securities                  Amount       offering   aggregate       Amount of
 to be                      to be         price     offering      registration
registered                registered (1)            per share (2)   price fee
--------------------------------------------------------------------------------

Common Stock Issuable     750,000         $0.45     $337,500         $  43
   Pursuant to Incentive
   Stock Option Plan

Common Stock Issuable   1,350,000         $0.45     $607,500         $  77
   Pursuant to Non-
   Qualified Stock Option
   Plan

Common Stock Issuable   1,000,000         $0.45     $450,000         $  57
   Pursuant to Stock Bonus                                           -----
   Plan                                                              $ 177
                                                                     =====


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the closing price of the Registrant's common stock on February 2, 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The  following  documents  filed by the  Company  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

    (1) Annual Report on Form 10-KSB for the fiscal year ended December 31,
2002.

(2) Quarterly report on Form 10-QSB for the quarter ended March 31, 2003.

(3) Quarterly report on Form 10-QSB for the quarter ended June 30, 2003.

(4) Quarterly report on Form 10-QSB for quarter ended September 30, 2003.

      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Delaware General Corporation Law provides in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company

Item 7 - Exemption from Registration Claimed

      Not applicable

Item 8 - Exhibits
-----------------

3.1   Certificate of Incorporation as amended                (1)
                                                   -------------------------

3.2   Bylaws                                                 (1)
                                                   -------------------------

4.1   Incentive Stock Option Plan (as amended)
                                                   --------------------------

4.2   Non-Qualified Stock Option Plan (as amended)
                                                   --------------------------

4.3   Stock Bonus Plan (as amended)
                                                   -------------------------

5     Opinion of Counsel
                                                   --------------------------

23.1  Consent of Attorneys
                                                   --------------------------

23.2  Consents of Accountants
                                                   --------------------------

24.                                                Power of Attorney Included as
                                                   part of the Signature Page

99 - Additional Exhibits
        (Re-Offer Prospectus)                      ---------------------------

(1) Incorporated by reference to the same exhibit filed with the Company's Registration Statement on Form 10-SB.

Item 9 - Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kimberly Landry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coquitlam, British Columbia on January 26, 2004.

                                    LUNA TECHNOLOGIES INTERNATIONAL, INC.

                                    By:   /s/ Kimberly Landry
                                          Kimberly Landry
                                    President

                                           /s/ Brian Fiddler
                                          Brian Fiddler, Chief Financial Officer
                                          and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Kimberly Landry
Kimberly Landry                     Director              January 26, 2004

/s/ Robert Humber
Robert Humber                       Director              January 26, 2004

/s/ Brian Fiddler
Brian Fiddler                       Director              January 26, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                                    EXHIBITS


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.